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                                                                    Exhibit 10.1


                         AGREEMENT OF TERMINATION OF THE
                    MANAGEMENT AGREEMENT DATED 29Th OCTOBER,
                                      2004

This Agreement is made in Marbella (Malaga), on the 31st July, 2007

                                    BETWEEN:

ON THE FIRST PART:

Mr. Leo Geeris, of legal age, of Dutch nationality, married, domiciled in the Netherlands, at Zandpad 29, 3601 NA Maarsen, holder of passport number N70988464, currently valid.

AND OF THE OTHER PART:

Mr. Gustavo Gomez Sanchez, of legal age, of Spanish nationality, married, domiciled in Boadilla del Monte-Madrid (Spain), Rio Tambre, 8, street, 28669, holder of Fiscal Identity Number (DNVNIF) 14.301.513-K, currently valid (hereinafter, the "Professional").

                                   INTERVENE:

Mr. Leo Geeris acts:

         1.- In his own name and right; and

         2.- as a majority shareholder and member of the Board of Directors of TELECONNECT, INC. (previously named "ITS NETWORKS INC."), an american company, incorporated and existing under the laws of USA and registered in the Commercial Registry under the number P9800CH098356 (hereinafter, the "Company").


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         Hereinafter. Mr. Leo Geeris, the Company, the Professional and the
         Contractor referred together to as the "Parties".

         The Parties mutually recognize the necessary legal capacity for the execution of this AGREEMENT ABOUT TERMINATION OF THE MANAGEMENT AGREEMENT (hereinafter, the "Agreement about the termination") and,


                                    MANIFEST:

I. That the Company operates in Spain through its Subsidiary "TELECONNECT COMUMCACIONES, S.A.", a company incorporated and existing under the laws of Spain, according the public deed granted by Notary of Madrid (Spain), Mr. Rafael Martin-Forero Lorente, on December 3, 1998, and inscribed in the Commercial Registry of Madrid, Volume 14.088, Chapter 18, Sheet M231.428, and with Tax Identification Code number A82192097 (hereinafter, the 'Subsidiary").

II.- That the Professional is proprietor of four million (4.000.000) the Company's shares. Moreover, the Professional is the Company's President and the Subsidiary's legally appointed representative.

III.- That the Company and the Contractor entered into on 29th October, 2004, a MANAGEMENT AGREEMENT (hereinafter referred to as the "Agreement", which scope was the provision of services from the Contractor in favor of the Company and the Company's subsidiaries.

IV.- That the mentioned Agreement was signed with an undefined service period, without prejudice to cancel the Agreement by the Parties mutual consent or to cancel the Agreement unilaterally according to the any specific causes established in the Agreement's Fourth Stipulation

V.- That the Company and the Contractor wish to terminate and resolve the Agreement, with effects from November lst, 2007, and to this effect the Parties:

                                    DECLARE:

FIRST.-

The Company and the Contractor mutually agree to terminate and conclude the Agreement. This termination will be effective as of November 1st, 2007. From that date, the Agreement will be totally extinguished and the Contractor and the Professional will have no relations (neither commercial nor labour) with the Company and the Subsidiary.




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SECOND.-

The Company and the Contractor agree that the Contractor will continue to provide its services to the Company and/or to the Subsidiary, through the Professional until October. 31ST, 2007. So, the Company and the Contractor recognize that there is no obligation of a prior notice according to the Agreement's Fourth Stipulation.

THIRD,-

The Company and the Contractor recognize that neither of them is entitled to any indemnity or compensation as a consequence of the termination of the Agreement. No right, condition or advantage under the Management Agreement at be maintained after the said extinction of the Agreement, with the exception of the agreed in the present Termination Agreement.

FOURTH.-

The Parties agree that the termination of the Agreement entered into between the Company and the Contractor implies the extinction of all the obligations of each party under to the Agreement, as well as the extinction of the obligations derived from any other direct or indirect relation held between the Parties. The termination of the Agreement assumes the extinction of the obligations that could exist between the Professional and the Subsidiary with regards to their respective relations with the Contractor and the Company. All this, with the exception of the parties' obligations indicated in the present Agreement of termination.

FIFTH.-

The termination of the Agreement includes the sale, by the Professional to the Company, of his 4.000,000 shares of the Company. The Company agrees to buy these shares through the Subsidiary.


For the above mentioned sale and for the termination of the Management Agreement celebrated between the Company and the Contractor, the Company will pay to the Professional, through the Subsidiary, the amount of THREE HUNDRED THOUSAND (300.000) EUROS.

This amount will he paid according to the following terms:

         o A first payment, by bank transfer, of SEVENTY FIVE THOUSAND (75.000) EUROS that the Professional will receive from the Company upon signing the present Agreement of termination.



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         o        Two payments of SEVENTY FIVE THOUSAND (75.000) EUROS each In the form of negotiable notes that will be delivered by the Company to the Professional in the act of the signature of the present Agreement of termination. These negotiable notes will be granted by the Subsidiary. Thus, although the Subsidiary is the grantor of these negotiable notes, the Company recognizes and declares that the Subsidiary acts in the name and representation, and on account of the Company. These negotiable notes will have the following maturity dates;

                  o        The first negotiable note: 29th August, 2007;

                  o        The second negotiable note: 25th September, 2007.

         o A final payment of SEVENTY FIVE THOUSAND (75.000) EUROS that will be deposited by the Company in an escrow account with the Company's lawyers or their assigned Notary in Madrid, in the same act of the formalization of the public deed, according to Stipulation Eighth of the present Termination Agreement. This amount will be delivered to the Professional once he signs the Annual Report of the Company for the fiscal year ending September 30, 2007 and files it as the 10KSB with the American authorities.

In addition, the Parties agree that since the Contractor shall continue to provide its services to the company and the Subsidiary until October, 31st 2007, the Contractor will continue to receive its monthly fees, according to the Third Stipulation of the Agreement. It is agreed that the Contractor will continue to receive its fees corresponding to July, August, September and October, 2007.


The Parties agree that the said payments established in the present Stipulation extinguish any type of economic obligation that the Company could have to the Contractor and for the Professional. The Contractor and the Professional will be unable to claim the fulfilment of any such obligation from the Company.

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SIXTH.-

Mr. Geeris commits, in his own name, to provide sufficient funds to the Company and/or to the Subsidiary to ensure the payment:

         o To the professional, in relation with the agreed amount for the sale of the shares of the Company of which the Professional has title to, according to the established in the FIFTH Stipulations of the present Agreement of termination.

         o To the Contractor, in relation with the monthly fees agreed in the FIFTH Stipulations of the present Agreement of termination.

SEVENTH-

The Contractor and the Professional undertake not to compete with the Company, its Subsidiary, or Other associated subsidiaries or companies on the markets in That the Company or its subsidiaries act in the moment of the signature of this Agreement of termination, be it direct or indirect competition or rendering services to companies or entities whose activity could be considered to be competitive to the Company, its Subsidiary, or other associated subsidiaries or companies; including approaching clients of the Company and its Subsidiary with the intent to deviate business. This undertaking is agreed by the Contractor and the Professional for a period of two (2) years from the date of this signature of this Agreement of termination.

EIGHTH.-

The Contractor and the Professional undertake not to reveal to any person or entity, even after the termination of the Management Agreement, any information referring to the shareholders, employers, business, clients, operations, installations, premises, accounts, of finances, processes, methods, transactions, know-how or any other aspect related to the activities of the Company, its Subsidiary, other subsidiaries, or any associated company, that the contractor or the Professional could know or have knowledge of due to the services rendered to the Company, its Subsidiary, other subsidiaries or other associated companies, Equally, the Contractor and the Professional undertake to act with extreme diligence to avoid the publication or revelation of any confidential information related to this subject matter.


NINTH.-

The parties undertake to formalize this Agreement of termination before a Notary Public within the next two (2) weeks period after its signature. The Parties will agree on the Public Notary that will formalize the public deed.

TENTH.-

The Professional undertakes to prepare and sign the annual report of the Company for its fiscal year ending on September 30, 2007 before the termination of the Management Agreement and file it with the American authorities as a 10KSB.


ELEVENTH.-

The Parties commit to act with good faith for the total performance of the obligations derived of this Agreement of termination.

The Contractors and the Professional promise to execute its activities until the next 31 October, 2007 of a loyal way with the Company and the Subsidiary for the correct functioning of the Company and the Subsidiary.

TWELFTH.-

The Parties agree that the present Agreement of termination is interpreted by Spanish laws, and the Parties, with express renunciation to any other Jurisdiction, agree to abide to the Court of Malaga (Spain) for all the derived questions of the interpretation or execution of this Agreement of termination.

AS PROOF OF CONFORMITY with all that proceeds, the Parties sign this document, three copies with one sole effect, at the place and date indicated at the top of the first page.



TELECONNECT INC.

/s/ D. Leo Gerris
-----------------
D. Leo Geeris

Majority shareholder and member
of the Board of Directors




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OPENVIA, S.L.


/s/ Gustavo Gomez Sanchez
-------------------------
Mr. Gustavo Gomez Sanchez
A sole Administrator



/s/ Leo Gerris
--------------------------
Mr. Leo Gerris (in his own name and right)




/s/ Gustavo Gomez Sanchez
-------------------------
Mr. Gustavo Gomez Sanchez (in h9is own name and right)